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                                 EXHIBIT 10.10

                COLORADO BUILDING LEASE DATED SEPTEMBER 5, 1995
                 BY AND BETWEEN COLORADO BUILDING GROUP, VECTRA
                 BANKING CORPORATION AND VECTRA BANK OF BOULDER
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                           VECTRA BANK BUILDING LEASE

THIS LEASE is made and entered into this 5th day of September, 1995, by and between COLORADO BUILDING GROUP, a general partnership (hereinafter referred to as "Lessor") and VECTRA BANKING CORPORATION and VECTRA BANK OF BOULDER (hereinafter referred to as "Lessee").

SECTION 1. LEASED PREMISES. Lessor hereby leases to Lessee and Lessee hereby leases from Lessor the premises known and described as Suite 225 (hereinafter referred to as the "Premises"), consisting of approximately 1524 square feet, on the 2nd floor of the office building known as the Vectra Bank Building, located at 1919 14th Street in Boulder, Colorado (hereinafter referred to as the "Building").

SECTION 2. TERM OF LEASE. The term of the Lease shall commence at 12:00 o'clock noon the 1st day of December, 1995, and shall continue during and until 12:00 o'clock noon the 1st day of December, 1995, and shall continue during and until 12:00 o'clock noon on the 30th day of September, 2000.

SECTION 3.  RENT.

         3.1 Lessee shall pay Lessor as Base Rent for the Premises the sum of $21,336.00 during each year of the term of the Lease, subject to the rental adjustment set forth below. Rent shall be payable in advance in monthly installments of $1,773.00 on the first day of each calendar month during the term of this Lease at the offices of Lessor located in the Building or at such other place as Lessor from time to time may designate in writing.

         3.2. Lessee shall pay Lessor as additional rent, Lessee's proportionate share of the Operating Costs of the Building for each calendar year, which annual amount shall be adjusted for the first and last calendar years of the term of the Lease based on the number of months of occupancy during each such calendar year.

         a. Lessee's "proportionate share" is defined for purposes of this Lease as the ratio of the total square feet of the Premises leased to Lessee to the total net leasable area in the Building.

         b. "Operating Costs" are defined for purposes of this Lease as the sum of the following for each calendar year:

                 i. All general and special real estate taxes, special assessments, and other ad valorem taxes, rates, levies and assessments by any government or quasi-governmental authority and all taxes specifically imposed in lieu of any such taxes (but excluding any income, profit or business tax or impost of a person nature charged or levied against Lessor) payable in respect of such year by Lessor upon or in respect of the Building and the property of which it is a part;

                 ii. All costs, charges and expenses payable by Lessor and not directly reimbursed to Lessor, as hereinafter provided, which are directly attributable to the operation, repair and maintenance of the Building, including routine janitorial services, provided that if any services are not provided by Lessor in a portion of the Building the amount included in respect to such service shall be divided by the difference between the net rentable and the number of square feet in the Building in which Lessor does not provide such service;

                 iii. All charges for heat, water, gas, electricity, sewer service and any other utility service used or consumed in the Building and not directly reimbursed to Lessor as hereinafter provided;

                 iv. All premiums for fire, extended coverage, vandalism and malicious mischief and other insurance carried by Lessor in such amounts as shall be determined appropriate by Lessor; and





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                 v.       That year's amortization of capital costs incurred by
         Lessor for improvements or structural repairs to the Building required to comply with any change in the laws, or in rules and regulations of any government or quasi-governmental authority having jurisdiction over the Building, or to save labor or otherwise reduce applicable operating expenditures, which costs shall be amortized over the useful life of the improvement or repair.

         c. In determining Operating Costs, the costs of the following shall be excluded except as specifically provided above:

                 i.       Structural maintenance and repair;

                 ii. Improvements, alterations or additions to the Building or its equipment;

                 iii. Repair or replacement resulting from inferior or deficient workmanship, materials or equipment in the initial construction of the Building;

                 iv.      Interest on or retirement of capital debt;

                 v.       Costs for which Lessor is reimbursed by insurers; and

                 vi. Any service usually provided to Lessees in the Building but excluded from the Premises leased to Lessee by specific terms of this Lease.

         3.3 Lessee shall make monthly payments of Operating Costs in an amount equal to one-twelfth (1/12) of the previous year's proportionate share of Operating Costs at the same time and in the same manner as the monthly payment of the Base Rent.

SECTION 4.  RENT ADJUSTMENT.

         4.1 At the end of each lease year, the Base Rent due under the terms of this Lease shall be adjusted. The adjustment for each monthly payment of the next following year shall be an amount equal to the monthly Base Rent for the preceding year multiplied by five percent (5%). This adjustment shall then be added to the Base Rent for the preceding year. Lessor shall notify Lessee of the adjustment within thirty (30) days of the end of each lease year.

         4.2 Within sixty (60) days of the end of each calendar year Lessor shall compute the difference between the Operating Costs which Lessee has paid during the calendar year and Lessee's actual proportionate share of Operating Costs due and owing for that year and the additional rent based on operating costs shall be adjusted accordingly. The adjusted operating costs for the previous calendar year shall be divided by twelve (12) to establish the additional monthly rental based on operating costs shall be adjusted accordingly. The adjusted operating costs for the previous calendar year shall be divided by twelve (12) to establish the additional monthly rental based on operating costs during the following calendar year.

         4.3 If Lessee disputes the determination of Operating Costs as determined above or the calculation of any amount payable, Lessee shall given Lessor written notice of such dispute within thirty (30) days after receipt of notice from Lessor of the matter giving rise to the dispute. If Lessee does not give Lessor such notice within such time, Lessee shall have waived its right to dispute the determination or calculation. Promptly after the giving of notice, Lessee shall cause to be made a complete audit of Lessor's records relating to the matter in dispute by independent certified public accountants. The cost of the audit shall be borne by Lessee unless the audit discloses an error which favors Lessor by more than 5% of the amount previously determined, in which event Lessor shall bear the cost of the audit. If the audit reveals that the amount previously determined by Lessor was incorrect, a correction shall be made accordingly. During the pendency of any such dispute Lessee shall make payments based upon Lessor's determination or calculation until the dispute has been resolved.





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SECTION 5.  TAXES.

         5.1 Lessee shall pay before delinquency any and all taxes, assessments, license taxes and other charges levied, assessed or imposed and which become payable during the term of this Lease upon Lessee's operations, occupancy or conduct of business on the Premises or upon equipment, furniture, appliances, trade fixtures and other personal property of any kind installed or located on the Premises.

         5.2 Lessor shall pay before delinquency all general and special real estate taxes, all special assessments, and any other ad valorem taxes, rates, charges, levies or assessments levied upon or assessed against the Building or the property on which the Building is located by government or quasi-governmental authority, or any tax specifically imposed in lieu of any such taxes.

SECTION 6.  UTILITIES AND SERVICES.

         6.1 Lessor shall, in accordance with standards from time to time prevailing for first-class office building in Boulder, Colorado, furnish such heated or cooled air to the Premises and Building during ordinary business hours as may in the judgment of Lessor be reasonably required for the comfortable use and occupancy of the Premises; provide the use of elevators for access to and from the Premises; provide routine janitorial services for the Premises and Building, including such window washing as may be in the judgment of Lessor to be reasonably required; and cause electric current to be supplied for lighting the Premises and Building. Lessee shall use such electric current as shall be supplied by Lessor only for lighting, typewriters, adding machines, calculators, small reproduction machines and other equipment used in the ordinary course of business and using an ordinary amount of electricity during a normal work day. Lessee shall pay upon demand to Lessor the cost of any additional electric current used for other than ordinary business purposes of in any extraordinary amount and, if it should appear that such additional electric current is being utilized on a regular basis by Lessee, shall upon demand by Lessor install and pay for a check meter and shall pay monthly for the use of the additional current as shown on such check meter.

         6.2 Lessor shall not be liable for failure to supply any hearing, air conditioning, elevator, janitorial or electrical service. Lessor reserves the right temporarily to discontinue any such service as may be necessary by reason of accident, unavailability of employees, repairs, alterations or improvements, strikes, walkouts, riots, acts of God or any other happening beyond the control of Lessor which renders Lessor unable to furnish such services.

         6.3 Should Lessee determine that additional janitorial or other services are necessary in the Premises because of the nature of Lessee's business, Lessee shall notify Lessor to arrange such needs. Lessor, at its option, may either provide for such specific services and charge Lessee as additional rent the cost of providing the services, or may permit Lessee to arrange for the provision of such services.

SECTION 7.  INSURANCE.

         7.1 Lessor shall have and maintain in effect at all times fire, extended coverage and vandalism and malicious mischief insurance in such amounts as shall be determined appropriate by Lessor.

         7.2 Lessee shall procure, pay for and maintain comprehensive public liability insurance providing coverage from any loss or damage occasioned by an accident or casualty on the leased Premises in an amount to be approved by Lessor. Certificates of such insurance shall be delivered to Lessor and shall provide that the coverage shall not be changed or canceled without thirty (30) days prior written notice being given to Lessor. Lessee acknowledges that Lessor does not carry insurance with respect to the contents and interior of the leased Premises and that Lessee assumes all risk with respect to same.

SECTION 8.  IMPROVEMENTS, MAINTENANCE AND REPAIR.





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         8.1     Except as otherwise expressly provided, Lessor shall maintain in good condition the structural parts of the Building; the unexposed electrical, plumbing and sewage systems; window frames, roof downspouts; heating, ventilating and air conditioning systems; and the exterior grounds and all common areas.

         8.2 Lessee shall make all necessary repairs to the Premises and keep the Premises and all improvements in good condition and repair. All glass and doors on the Premises shall be the responsibility of Lessee. Any replacement or repairs shall be promptly completed at the expense of Lessee.
At the end of the term of this Lease, Lessee shall return the Premises to Lessor in as good a condition as when received, except for usual and ordinary wear and tear. Lessee shall be responsible for any repairs or maintenance required for any part of the improvements of which the Premises are a part where such repair or maintenance is necessitated by Lessee or activities conducted by Lessee, Lessee's employees, guests, invitees or any person on the Premises.

         8.3 Lessee shall have the right, at its own expense, to make reasonable changes, alterations or improvements in the Premises of a value less than $1,000.00 provided they in no way damage the structure or mechanical systems of the Building. Lessee shall make no changes or alterations having a value in excess of $1,000.00 without first having secured the written consent of Lessor, at Lessor's sole discretion.

         8.4 All trade fixtures, furniture and equipment installed and electrical fixtures attached to or built upon the Premises by Lessee shall be considered personal property of Lessee and may not be removed by Lessee during the term of this Lease, so long as Lessee shall not be in default under any provision of the Lease. Lessee shall repair any damage caused by such removal. All other property attached to or built upon the Premises by Lessee shall become the property of Lessor and shall remain the property of Lessor at the expiration or termination of the Lease.

         8.5 Lessee shall permit Lessor at any reasonable time to enter the Premises to examine and inspect the same or to perform cleaning, maintenance, janitorial services, repairs, additions or alterations as provided in this Lease. Lessor shall have access to the Premises at any time in the event of an emergency.

         8.6 Lessor shall have the right at its election to make any alterations to the Building as it may from time to time deem necessary and desirable so long as such alterations do not unreasonably interfere with Lessee's use and occupancy of the Premises.

SECTION 9.  CONTROL OF COMMON AREAS.

         All entrances and exits, common areas and other facilities furnished by Lessor shall at all times be subject to the exclusive control and management of Lessor, and Lessor shall have the right from time to time to establish, modify an enforce reasonable rules and regulations with respect to such facilities and areas.

SECTION 10.  USE OF THE PREMISES.

         10.1 Lessee shall use the Premises only as business offices for Banking Services. Lessee may use the Premises for other legally permissible business or commercial ventures upon the written approval of Lessor, at Lessor's sole discretion.

         10.2 Lessee shall not conduct any auction, fire, bankruptcy or similar sale without the express written approval of Lessor, at Lessor's sole discretion.

         10.3 Lessee shall not use the Premises in any manner which would constitute waste, nuisance or unreasonable annoyance to other occupants of the Vectra Bank Building.

         104. Lessee shall not do, bring or keep anything on the Premises that would cause the cancellation of any insurance covering the Building. If the rate of any insurance carried by Lessor is increased by the result of Lessor's use, Lessee shall pay to Lessor within ten (10) days of receipt of a certified statement from Lessor's





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insurance carrier stating that the rate of increase was caused by the activity of Lessee on the Premises a sum equal to the difference between the original premium and the increase premium.

         10.5 Lessee shall comply at Lessee's expense with all requirements of any governmental unit having jurisdiction which pertains to the Premises or its use.

         10.6 If any remodeling by Lessee causes compliance with the Americans and Disabilities Act, the cost of said compliance will be borne by Lessee.

SECTION 11.  DAMAGES TO PREMISES.

         11.1 In the event the Premises shall be totally destroyed by fire or other casualty or so badly damaged that it is not feasible to restore, either party shall have the right to terminate this Lease upon written notice to the other.

         11.2 Unless caused by Lessee's negligence, if the Premises or Building shall be partially damaged by fire or other casualty but not rendered untenable, as determined by Lessor, Lessor shall, if it determines to do so, restore the Premises or Building to substantially the same condition as immediately before the destruction and the rent shall be reduced in proportion (proportion being determined by the ratio which the number of square feet damaged or destroyed in the subject Premises bears to the total square feet in the Premises) to the loss of use of the Premises until restoration shall be substantially completed, as determined by Lessor.

         11.3 Unless caused by Lessee's negligence, if the Premises are rendered untenable by fire or other casualty Lessee may at its election terminate this Lease on the day of the damage. If Lessee elects not to terminate the Lease, the rent shall be reduced in proportion to the loss of use of the Premises by Lessee during such untenability.

         11.4 Lessor shall not be liable for any damage to the property of Lessee or of other property located on the Premises nor for the loss of or damage to any property of Lessee or others by theft or otherwise.

         11.5 Lessee shall indemnify Lessor and save Lessor harmless from and against any claims, actions, damages and liability in connection with loss of life, personal injury or damage to property arising from or out of any occurrence on the Premises, or from the occupancy or use of the Premises by Lessee, its agents, contractors, employees, servants or of any other person entering upon the Premises under express or implied invitation of Lessee. In the event of any proceeding at law or in equity wherein Lessor shall be named a party to any litigation by reason of Lessee's interest in the Premises or in the event Lessor shall be required to commence any legal proceedings pertaining to the Premises or Lessee's occupancy or relation to the Premises, Lessor shall be allowed and Lessee shall be liable for and shall pay all costs and expenses incurred by Lessor, including a reasonable attorney's fee, as additional rent.

         11.6 For purposes of the within agreement "tenantable" and "untenantable" shall be determined by Lessor in the exercise of its reasonable judgment.

SECTION 12.  BANKRUPTCY, ASSIGNMENT TO CREDITORS, LOSS OF POSSESSION.

         12.1 Lessor may terminate Lessee's rights under this Lease without prejudice to any other rights or remedies of Lessor, if:

         a. Lessee is adjudicated a bankrupt, or makes a general assignment for the benefit of creditors, or voluntarily initiates any bankruptcy or similar proceedings; or

         b. A sheriff, marshall, receiver or keeper takes possession of the Premises by virtue of the appointment of any such officer or receiver by a court of competent jurisdiction, or by virtue of any





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         attachment, execution or lien arising out of a debt of or judgment against Lessee, and the Premises are not released from the possession of such officer or receiver and Lessee restored to possession within one week after demand by Lessor.

         12.2 In the event of such termination neither Lessee nor any person claiming through or under Lessee by virtue of any statue or if any order of any court shall be entitled to possession or to remain in possession of the Premises but shall immediately quit and surrender the Premises to Lessor.

         12.3 Any other language herein to the contrary notwithstanding, the parties acknowledge and agree that in the event Lessor terminates the within Lease, such termination shall not operate, and is not intended by the parties, to waive, release, terminate or otherwise relieve Lessee of Lessee's obligation to pay all sums which are or would otherwise become due through the full term of the within Lease, including any extensions or renewals thereof which may be in effect at the time of termination.

SECTION 13.  ASSIGNMENT, SUBLETTING.

         Lessee may not assign the Lease or sublet the Premises without the written consent of Lessor first being obtained, such consent not to be reasonably withheld.

SECTION 14.  CONDEMNATION.

         14.1 If at any time during the term of this Lease the Premises are totally taken by condemnation this Lease shall terminate on the date of taking. If any portion of the Premises or Building are taken by condemnation, this Lease shall remain in effect except that Lessee may elect to terminate the Lease if the Premises are rendered unsuitable for Lessee's continued use of the Premises. If the Lease continues the rent shall be reduced in proportion to the loss of the use of the Premises.

         14.2 If Lessee elects to terminate this Lease because the Premises or Building have been partially taken by condemnation rendering the Premises unsuitable for Lessee's continued use of the Premises, Lessee must exercise its right to terminate by giving notice to Lessor within thirty (30) days after the nature and extent of the taking have been finally determined. The termination shall be effective not earlier than thirty (30) days nor later than sixty (60) days after Lessee has notified Lessor of its election to terminate, except that Lessee shall terminate on the date of taking if that date occurs prior to the date of termination as designate by Lessee.

SECTION 15.  SUBORDINATION.

         Lessee agrees that its Lease rights shall be subordinate to those of any lending institution making any loan upon he property on which the Premises are located. Subordination shall be effective without any further act of Lessee. Lessee shall from time to time on request of Lessor execute and deliver any documents or instruments that may be required by a lender to effectuate any subordination. If Lessee fails to execute and deliver any such documents or instruments, Lessee irrevocably constitutes and appoints Lessor as Lessee's special attorney in fact to execute and deliver any such documents or instruments.

SECTION 16.  DEFAULT - TERMINATION.

         16.1 In the event of any failure of Lessee to pay any rental or other payment due hereunder within ten (10) days after the same shall be due, or any failure to perform any other of the terms, conditions or covenants of this Lease to be observed or performed by Lessee for more than thirty (30) days after written notice of such default, the Lessor may solely at Lessor's option, either bring an action to enforce the Lease and recover any damages incurred or declare this Lease terminated. If terminated, all of the right, title and interest of the Lessee hereunder shall wholly cease and expire and Lessee shall then immediately quit and surrender the Premises and pay Lessor the amount of any damages incurred. In the event of such termination, Lessee shall nevertheless remain obligated to Lessor pursuant to the terms of this Lease as more specifically set forth in Section 12.3 hereof.





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         16.2    If any default is of such a nature that it cannot with due diligence be cured within thirty (30) days after notice to correct the default, Lessor shall not be entitled to terminate the Lease if the Lessee shall have commenced to cure such default within thirty (30) days and shall thereafter proceed with all due diligence to complete the cure of such default.

         16.3 In addition to any other remedy, Lessor may collect on any rental payment one-tenth (1/10) of one percent (1%) per day of any amount past due, from and after the tenth day payment is due. Such additional payment shall be immediately due upon demand by Lessor.

         16.4 If this Lease is terminated as herein provided and Lessee shall not have immediately quit and surrendered the Premises to Lessor, the Lessee shall be deemed guilty of forcible and unlawful detainer, thereby waiving all notice, and Lessor or its agents or servants may immediately or at any time thereafter re-enter the Premises and use any necessary force to remove Lessee, its agents, employees, servants and licensees, without being liable to indictment, prosecution or damages therefor, and may repossess and enjoy the Premises, together with all additions, alterations and improvements. Lessor shall also be entitled to the benefits of all provisions of law respecting a speedy recovery of land and tenements held over by Lessee, including proceedings in forcible and unlawful detainer.

         16.5 If the Premises are left vacant at any time during the term of this Lease and any rent remains unpaid, then Lessor may, without terminating the Lease, relet the whole or any part of said Premises for any unexpired period of time during the term of this Lease, or longer, or from time to time for shorter periods, for any rental then obtainable, giving such concessions of rent and making such repairs and changes as may be reasonably required. Lessee shall be liable for the balance of the rent until the expiration of the Lease after being given credit for any rent received. Lessee shall be liable for all reasonable expenses which Lessor may incur as a result of any default by Lessee, including but not limited to the cost of enforcing the Lease, including attorneys' fees; making good any default suffered by Lessee; doing any reasonably required painting, altering or dividing of the Premises; combining the Premises with any adjacent space for any new tenant; putting the same in proper repair; protecting and preserving the Premises; and reletting the Premises, less any net rental received from reletting.

         16.6 If Lessee should fail to remove all effects from the Premises upon abandonment or upon termination of this Lease for any cause whatsoever, Lessor, at its option, may remove such effects in any manner that it shall choose, and store them without liability to Lessee for loss or damage, and Lessee agrees to pay Lessor on demand any and all expenses incurred in such removal, including all court costs and attorneys' fees and storage charges on such effects for any length of time they shall be in Lessor's possession. Lessor may, at its option, in the alternative and without notice, sell said effects, at private sale and without legal process, and for such prices as Lessor may obtain, and apply the proceeds of such sale against any amounts due under this Lease from Lessee to Lessor and against the expenses incident to the removal and sale of said effects, rendering the surplus, if any, to Lessee.

         16.7 Lessee hereby conveys to Lessor all of the personal property of Lessee situated on the Premises as security for the payment of all rentals due or to become due hereunder, and Lessee agrees to execute such documents as Lessor may reasonably require to evidence Lessor's security interest. It is intended by the parties that this instrument shall have the effect of a mortgage or lien upon such property and Lessor, upon default of Lessee in the payment of rent, may take possession of the property either to its own use or to sell the same for the best price that can be obtained at a public or private sale, and out of the money derived from such sale pay the amount due Lessor, and all costs growing out of the enforcement of this Lease, paying the surplus, if any, to Lessee. If the property, or any portion thereof, shall be offered at a public auction, Lessor may become the purchaser of the property. It is the intent of the parties by execution of this Lease to create a security interest in the items described above pursuant to the terms of the Uniform Commercial Code - Colorado, and in that regard, Lessee agrees to execute such additional documents as are reasonably required by Lessor to perfect such security interest.





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
         16.8 Lessee acknowledges that late payments by Lessee to Lessor of rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable for fix. Such costs include, without limitation, processing and accounting charges and late charges that may be imposed upon Lessor by the terms of any encumbrance and note secured by any encumbrance covering the Premises. Therefore, if any installment of rent due from Lessee is not received by Lessor when due, Lessee shall pay Lessor, for each month such rent remains due and owing, in addition to interest of such late payments, either $25.00 or 3% of the overdue payment, whichever shall be greater. The parties agree that this late charge represents a fair and reasonable estimate of the cost that Lessor will incur by reason of late payment by Lessee. Acceptance of any late charge shall not constitute a waiver of Lessee's default with respect to the overdue amount, or prevent Lessor from exercising any of the other rights and remedies available to Lessor.

         16.9 Any suit brought by Lessor to enforce the collection any amount due under this article for any one month shall not prejudice Lessor's right to enforce the collection of any further amount due for any subsequent month.

SECTION 17.  HOLDING OVER.

         If, after the expiration of the term of this Lease, Lessee shall remain in possession of the leased Premises and continue to pay rent without a written agreement as to such possession then Lessee shall be deemed to continue in possession on a month-to-month tenancy. The rental rate during such holdover period shall be equivalent to the monthly rental rate paid during the last month of the term of this Lease, subject to the annual adjustments set forth above, plus twenty-five percent (25%). No holding over by Lessee shall operate to renew or extend this Lease without the written consent of Lessor.

SECTION 18.  QUIET ENJOYMENT.

         Subject to the terms of this Lease, Lessee, upon paying the Base Rent and additional rent and performing the other terms, covenants and conditions of this Lease, shall and may peaceably and quietly occupy and enjoy the Premises during the term of this Lease. Lessor shall warrant and defend Lessee in the quiet enjoyment and possession of the Premises during the term of this Lease.

SECTION 19.  OPTION TO EXTEND.

         Any option to extend the term of this Lease which may be separately negotiated between Lessor and Lessee shall be considered a part of this Lease and subject to its terms. Any such option must, to be enforceable, be in written form and such document must be signed by Lessor and Lessee.

SECTION 20.  NOTICE PROCEDURE.

         All notices, demands and requests which may be or are required to be given by either party to the other shall be in writing. Any such notice, demand or request to be given to Lessee shall be deemed to have been properly given if served on Lessee or an employee of Lessee or sent to Lessee by United States Registered Mail, Return Receipt Requested, at Lessee's address set forth below or such other place as Lessee may designate in a written notice to Lessor. Any such notice, demand or request to be given to Lessor shall be deemed to have been properly given if served on Lessor or an employee of Lessor in the offices of the Building, or sent to Lessor by United States Registered Mail, Return Receipt Requested, at its offices in the Building or at such other place as Lessor may designate in a written notice to Lessee. Any notice given by mailing shall be effective as of the date of mailing as shown by the receipt given.

SECTION 21.  WAIVER.

         No delay or admission in the exercise of any right or remedy of Lessor on any default by Lessee shall impair such a right or remedy or be construed as a waiver. Any waiver by Lessor of a default by Lessee must be





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
in writing, and shall not be a waiver of any other present or future default concerning the same or any other violation of the Lease.

SECTION 22.  CONTROLLING LAW.

         The Lease and its terms shall be construed consistent with the laws of the State of Colorado. Any dispute resulting in litigation shall be resolved in Court proceedings instituted in Colorado and in no other jurisdiction.

SECTION 23.  LEASE BINDING UPON SUCCESSORS.

         The covenants and agreements in this Lease shall bind and inure to the benefit of Lessor and Lessee and their respective successors.

SECTION 24.  EXECUTION IN DUPLICATE.

         This Lease shall be signed by the parties in duplicate, each of which shall be a complete and effective original Lease.

SECTION 25.  PARTIAL INVALIDITY.

         If any term, covenant or condition of this Lease or the application thereof shall to any extent be invalid or unenforceable, the remainder of the Lease or the application of such term, covenant or condition to persons or circumstances other than those to which it has been held invalid or unenforceable shall not be affected and each term, covenant and condition of this Lease shall be valid and shall be enforced to the fullest extent permitted by law.

SECTION 26.  SECTION HEADINGS.

         All section headings are for the purpose of reference and shall not affect the true meaning and intent of the terms contained in the sections.

IN WITNESS OF THIS AGREEMENT, the parties have executed this Lease on the day and year first above written.

COLORADO BUILDING GROUP
Lessor

By: /s/ Henry A. Eaton
    ----------------------------------
        Henry A. Eaton

Lessee

By: /s/ J. Patrick McDuff
    ----------------------------------
       J. Patrick McDuff, President
       for Vectra Bank of Boulder

Date: September 5, 1995

By: /s/ Gary S. Judd
    ----------------------------------
        Gary S. Judd, President
        for Vectra Banking Corporation





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